SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 3, 2005

Premium Standard Farms, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware

(State or other jurisdiction of Incorporation)

333-64180	43-1755411

(Commission File Number)	(I.R.S. Employer Identification No.)

805 Pennsylvania Avenue, Suite 200, Kansas City, Missouri	64105

(Address of principal executive offices)	(Zip Code)

(816) 472-7675

(Registrant’s telephone number, including area code)

PSF Group Holdings, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

      On May 3, 2005, PSF Group Holdings, Inc. (“Holdings”) announced that Premium Standard Farms, Inc. (“Farms”) extended the Expiration Time of its cash tender offer (the “Tender Offer”) for any and all of its $175 million aggregate principal amount of 9 1/4% Senior Notes due 2011 (CUSIP No. 74060 CAC 9) (the “Notes”) to Thursday, May 5, 2005 at 12:00 midnight, New York City time. As of 12:00 midnight, New York City time, on Tuesday, May 3, 2005, Farms had received tenders of Notes and deliveries of related consents from holders of approximately $173 million aggregate principal amount of the Notes (representing 98.86% of the outstanding principal amount thereof). All of the other terms and conditions of the Tender Offer and the consent solicitation remain unchanged. A copy of the Press Release issued by Holdings regarding the extension of the Tender Offer is attached hereto as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits. The following exhibit is filed herewith:

99.1	Press release

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PREMIUM STANDARD FARMS, INC.
Date: May 4, 2005	By:	/s/ Stephen A. Lightstone
Stephen A. Lightstone,
Chief Financial Officer